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                                                                    EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-65454 of PDVSA Finance Ltd. and Petroleos de Venezuela, S.A. on Form F-3, of our report dated February 14, 2003 appearing in this Annual Report on Form 10-K of CITGO Petroleum Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
March 29, 2005